FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MISSISSIPPI POWER CAPITAL TRUST I
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             (Exact name of registrant as specified in its charter)


             DELAWARE                                     Applied For
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(State of incorporation or organization)      (IRS Employer Identification No.)


2992 West Beach, Gulfport, Mississippi                       39501
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(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                         Name of each exchange
      Title of each class                               on which each class is
      to be so registered                                to be so registered

7.75% Trust Originated Preferred Securities            New York Stock Exchange
(Liquidation amount $25 per Preferred Security)


Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7.75% Trust Originated Preferred Securities (Liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Mississippi Power Capital Trust I, a Delaware business trust ("Mississippi Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, as amended, of Mississippi Power Company and Mississippi Power Capital, Registration Nos. 333-20469, 333-20469-01 and 333-20469-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Mississippi Power Company and Mississippi Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


     1 Registration Statement on Form S-3, as amended, filed by Mississippi Power Company and Mississippi Power Capital (Registration Nos. 333-20469, 333-20469-01 and 333-20469-02) (the "Registration
          Statement") (incorporated herein by reference).

     4(a) Certificate of Trust of Mississippi  Power Capital  (designated in the
          Registration Statement as Exhibit 4.3-A and incorporated herein by reference).

     4(b) Form of Amended and  Restated  Trust  Agreement of  Mississippi  Power
          Capital (designated in the Registration Statement as Exhibit 4.5-A and incorporated herein by reference).

     4(c) Form of Subordinated Note Indenture between Mississippi Power Company and Bankers Trust Company, as trustee (designated in the Registration Statement as Exhibit 4.1 and incorporated herein by reference).

     4(d) Form  of  Supplemental   Indenture  to  Subordinated   Note  Indenture
          (designated in the Registration Statement as Exhibit 4.2-A and incorporated herein by reference).

     4(e) Form of Guarantee Agreement of Mississippi Power Company with respect to the Preferred Securities (designated in the Registration Statement as Exhibit 4.8-A and incorporated herein by reference).


                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated  February 24, 1997   MISSISSIPPI POWER CAPITAL TRUST I

                           By       MISSISSIPPI POWER COMPANY

                           By /s/Wayne Boston
                                         Wayne Boston
                                      Assistant Secretary